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                                                                    Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of Pinnacle Holdings Inc. of our report dated January 11, 1999 relating to the consolidated financial statements of Pinnacle Holdings Inc., which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."

PRICEWATERHOUSECOOPERS LLP

Tampa, Florida

July 9, 1999